                    AMERICAN GENERAL LIFE INSURANCE COMPANY
                 --------------------------------------------
                 A Subsidiary of American General Corporation
                 --------------------------------------------
                                Houston, Texas
                                                     S E L E C T  R E S E R V E
                                                     ---- Variable Annuity ----

To Obtain a Statement of Additional Information, please complete the form below and mail to:

     American General Life Insurance Company
     Attn:  Annuity Correspondence Unit
     P.O. Box 1401
     Houston, TX  77251-1401


Please send a Statement of Additional Information for the Select Reserve Variable Annuity to me at the following address:

____________________________________________
Name

____________________________________________
Address

____________________________________________
City/State                     Zip Code

L 8953-SR                           Page 19